EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-25585, Form S-8 No. 33-77494 and Form S-8 No. 333-33873)
pertaining to the NAC Re Corp. Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-27745) pertaining to the NAC Re Corp. 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 7813) pertaining to the NAC Re Corp. 1985 and 1986 Stock Option Plans, in the Registration Statements (Form S-8 No. 33-22841 and Form S-8 No. 333-03935) pertaining to the NAC Re Corp. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-34516) pertaining to the NAC Re Corp. Director's Stock Option Plan, in the Registration Statement (Form S-8 No. 33-77492) pertaining to the NAC Re Corp. Director's Stock Option Plan, in the Registration Statement (Form S-8 No. 33-77114) pertaining to the NAC Re Corp. 1993 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-33875) pertaining to the NAC Re Corp. 1997 Incentive and Capital Accumulation Plan of our report dated February 3, 1999, except for Note 15, as to which the date is February 15, 1999, with respect to the consolidated financial statements and schedules of NAC Re Corporation and subsidiaries included and/or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.


New York, New York                                      ERNST & YOUNG LLP
March 24, 1999